Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of December 17, 2020, among New Fortress Energy Inc., a Delaware corporation (the “Issuer”), the Guarantors from time to time parties hereto and U.S. Bank, National Association, a national banking association, as Trustee (in such capacity, the “Trustee”) and Collateral Agent (in such capacity, the “Notes Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Issuer, the Guarantors party thereto, the Trustee and the Notes Collateral Agent have heretofore executed and delivered an indenture (the “Indenture”), dated as of September 2, 2020 (the “Issue Date”), providing for the issuance on such date by the Issuer of $1,000,000,000 aggregate principal amount of 6.750% Senior Secured Notes due 2025 (the “Initial Notes”);

WHEREAS, Section 2.01 of the Indenture provides, among other things, that the Issuer may issue Additional Notes from time to time after the Issue Date under the Indenture;

WHEREAS, the Issuer wishes to issue $250,000,000 in aggregate principal amount of 6.750% Senior Secured Notes due 2025 as Additional Notes under the Indenture (the “December 2020 Additional Notes”);

WHEREAS, in accordance with Section 9.01(7) of the Indenture, the Issuer, the Guarantors, the Trustee and the Notes Collateral Agent may execute and deliver this First Supplemental Indenture to provide for the issuance of the December 2020 Additional Notes without notice to or consent of any Holders; and

WHEREAS, the Issuer and each of the Guarantors has duly authorized the execution and delivery of this First Supplemental Indenture.

NOW, THEREFORE, the Issuer, the Guarantors, the Trustee and the Notes Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders:

1. Capitalized Terms. Capitalized terms used but not defined in this First Supplemental Indenture shall have the meanings assigned to them in the Indenture.

2. Additional Notes. In accordance with Section 2.01 of the Indenture, the Issuer hereby provides for the issuance of the December 2020 Additional Notes as Additional Notes under the Indenture. The December 2020 Additional Notes shall be substantially in the form of Exhibit A to the Indenture and shall have identical terms as the Initial Notes, other than with respect to the date of issuance and issue price thereof.  Interest on the December 2020 Additional Notes will accrue from September 2, 2020. The December 2020 Additional Notes shall be issued as Restricted Global Notes. The Initial Notes and the Additional Notes will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase, and will be fungible for U.S. federal income tax purposes.

3. Collateral. Subject to the limitations set forth in the Indenture (including Section 12.07 thereof) and the Security Documents, to the extent that the Lien on any Collateral is not created and/or perfected for the December 2020 Additional Notes on the date hereof after the Issuer’s use of commercially reasonable efforts to do so or without undue burden or expense, the Issuer shall take all necessary actions to create and/or perfect such Lien pursuant to arrangements to be mutually agreed between the Issuer and the Notes Collateral Agent acting reasonably.

4. Ratification of Indenture; First Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5. No Personal Liability of Directors, Officers, Employees and Stockholders.  No past, present or future director, manager, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Guarantor or any of their parent companies or entities, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Note Guarantees, the Security Documents, any Intercreditor Agreements, the Indenture or this First Supplemental Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

6. GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

7. Severability. In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8. Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture and signature pages for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission shall be deemed to be their original signatures for all purposes.

9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity, sufficiency or adequacy of this First Supplemental Indenture or for or in respect of the statements or recitals contained herein, all of which recitals are made solely by the Issuer and the Guarantors.

[Signature Pages Follow]

NEW FORTRESS ENERGY INC., as Issuer

By:	/s/ Christopher Stephen Guinta
	Name:	Christopher Stephen Guinta
	Title:	Chief Financial Officer

[Signature Page to First Supplement Indenture]

GUARANTORS:
American Energy Logistics Solutions LLC
American LNG Marketing LLC
Atlantic Energy Holdings LLC
Bradford County Development Holdings LLC
Bradford County GPF Holdings LLC
Bradford County GPF Partners LLC
Bradford County Power Holdings LLC
Bradford County Power Partners LLC
Bradford County Transport Holdings LLC
Bradford County Transport Partners LLC
Island LNG LLC
LA Development Holdings LLC
LA Real Estate Holdings LLC
LA Real Estate Partners LLC
LNG Holdings (Florida) LLC
LNG Holdings LLC
New Fortress Energy Marketing LLC
New Fortress Intermediate LLC
NFE Atlantic Holdings LLC
NFE BCS Holdings (A) LLC
NFE BCS Holdings (B) LLC
NFE Equipment Holdings LLC
NFE Equipment Partners LLC
NFE Ghana Partners LLC
NFE Ghana Holdings LLC
NFE Honduras Holdings LLC
NFE International LLC
NFE ISO Holdings LLC
NFE ISO Partners LLC
NFE Jamaica GP LLC
NFE Logistics Holdings LLC
NFE Management LLC
NFE Mexico Holdings LLC

[Signature Page to First Supplement Indenture]

NFE Nicaragua Development Partners LLC
NFE Nicaragua Development Partners LLC, Sucursal Nicaragua
NFE Nicaragua Holdings LLC
NFE Plant Development Holdings LLC
NFE South Power Holdings LLC
NFE Sub LLC
NFE Transport Holdings LLC
NFE Transport Partners LLC
PA Development Holdings LLC
PA Real Estate Holdings LLC
PA Real Estate Partners LLC
TICO Development Partners Holdings LLC
TICO Development Partners LLC

By:	/s/ Christopher S. Guinta
	Name:	Christopher S. Guinta
	Title:	Chief Financial Officer

[Signature Page to First Supplement Indenture]

Atlantic Energy Holdings Limited
Atlantic Terminal Holdings Limited
Atlantic Power Holdings Limited
NFE International Holdings Limited
NFE North Distribution Limited
NFE North Holdings Limited [Bermuda]
NFE North Holdings Limited [Jamaica]
NFE North Infrastructure Limited
NFE North Trading Limited
NFE North Transport Limited
NFE Shannon Holdings Limited
NFE South Holdings Limited [Bermuda]
NFE South Holdings Limited [Jamaica]
NFE South Power Trading Limited [Bermuda]
NFE South Power Trading Limited [Jamaica]
NFE South Trading Limited

By:	/s/ Christopher S. Guinta
	Name:	Christopher S. Guinta
	Title:	Director

[Signature Page to First Supplement Indenture]

Atlantic Energy Infrastructure Holdings SRL
Atlantic Pipeline Holdings SRL
Atlantic Terminal Infrastructure Holdings SRL
Encanto East LLC
Encanto Power LLC
Encanto Power West LLC
Encanto West LLC
New Fortress Energy Holdings LLC
NFE Angola Holdings LLC
NFE Mexico Holdings B.V.
NFE Mexico Holdings Parent B.V.
NFE Power PR LLC
NFEnergia LLC
Soluciones de Energia Limpia PR LLC

By:	/s/ Christopher S. Guinta
	Name:	Christopher S. Guinta
	Title:	Authorized Signatory

Atlantic Distribution Holdings SRL Atlantic Power Holdings SRL

By:	/s/ Christopher S. Guinta
	Name:	Christopher S. Guinta
	Title:	Manager

[Signature Page to First Supplement Indenture]

Amaunet, S. de R.L. de C.V. NFE Pacifico LAP, S. de R.L. de C.V. NFEnergia GN de BCS, S. de R.L. de C.V. NFEnergia Mexico, S. de R.L. de C.V.

By:	/s/ Christopher S. Guinta
	Name:	Christopher S. Guinta
	Title:	Legal Representative

[Signature Page to First Supplement Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee and Notes Collateral Agent

By:	/s/ Joshua A. Hahn
	Name:	Joshua A. Hahn
	Title:	Vice President

[Signature Page to First Supplement Indenture]